UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33987	26-0351454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2175 Point Boulevard Suite 375 Elgin, Illinois	60123
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (847) 836-5670

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2010, Heritage-Crystal Clean, Inc. (the “Company”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”), pursuant to notice duly given.  The results of the voting for each of the proposals were as follows:

1.	Election of Directors.

Election of Class II Directors	For	Withheld	Broker Non-Votes
Donald Brinckman	9,666,761	99,593	556,640
Charles E. Schalliol	9,670,761	95,593	556,640

Each director nominee was duly elected to serve until the Annual Meeting of Stockholders in 2013 or until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement.

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2011.

For	10,321,884
Against	1,102
Abstain	8
Broker Non-Votes	0

Shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year ending January 1, 2011.

3.	To amend our amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 15,000,000 to 18,000,000.

For	10,313,378
Against	9,015
Abstain	601
Broker Non-Votes	0

Shareholders approved the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares from 15,000,000 to 18,000,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.

Date: May 13, 2010	By: /s/ Greg Ray Greg Ray Title: Chief Financial Officer, Vice President, Business Management and Secretary